Exhibit 31.1

Certification of the Principal Executive Officer Pursuant to

Act of Rules 13a-14(a) or 15d-14(a) of the Securities Exchange 1934,

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Frank Grillo, the President and Chief Executive Officer of AirXpanders, Inc., certify that:

1.	I have reviewed this amendment No. 1 to annual report on Form 10-K of AirXpanders, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:

April 26, 2019

By:

/s/ Frank Grillo

Frank Grillo

President and Chief Executive Officer